UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: May 31, 2017

CINCINNATI BELL INC.
(Exact Name of Registrant as Specified in its Charter)

Ohio	001-8519	31-1056105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
221 East Fourth Street
Cincinnati, OH 45202
(Address of Principal Executive Office)
Registrant's telephone number, including area code: (513) 397-9900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Theodore H. Torbeck as Chief Executive Officer; Appointment of Leigh R. Fox as President and Chief Executive Officer; and Appointment of Thomas E. Simpson as Chief Operating Officer.

Reference is made to the Company’s Current Report on Form 8-K dated March 1, 2017. As stated therein, effective May 31, 2017, Theodore H. Torbeck retired as the Chief Executive Officer of the Company and Leigh R. Fox was appointed President and Chief Executive Officer of the Company. Mr. Torbeck will continue to serve as a director of the Company.

In addition, on June 1, 2017 and effective immediately, Thomas E. Simpson was appointed Chief Operating Officer of the Company. There were no changes to Mr. Simpson’s compensation or employment arrangement as a result of this change in title. As chief operating officer, Mr. Simpson will be responsible for overseeing all aspects of operations, sales and customer care for the Entertainment & Communications Segment. Prior to his appointment as Chief Operating Officer, Mr. Simpson served as Senior Vice President and Chief Technology Officer of the Company since January 2015; Vice President and Chief Technology Officer at Cincinnati Bell Technology Solutions (CBTS) since 2014; Vice President, Research and Development at CBTS since 2010; and Director, Technical Operations at CBTS since 2008. Mr. Simpson began his career with the Company in 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.

Date:	June 5, 2017	By:	/s/ Christopher J. Wilson
Christopher J. Wilson
Vice President and General Counsel